Exhibit 21.1

LIST OF EQUIFAX INC. SUBSIDIARIES

Registrant - Equifax Inc. (a Georgia corporation)

The Registrant owns, directly or indirectly, 100% of the stock of the following subsidiaries as of December 31, 2013 (all of which are included in the consolidated financial statements), except as noted in the footnotes below:

State or
Country of
Name of Subsidiary	Incorporation

AcreditoBuro de InformacionCrediticia, SA(19)	Ecuador

Anakam, Inc.	Delaware

Anakam Information Solutions, LLC (24)	Delaware

Austin Consolidated Holdings, Inc.	Texas

Compliance Data Center LLC (1)	Georgia

Computer Ventures, Inc.(1)	Delaware

DataVision Resources, LLC(2)	Iowa

EFX de Costa Rica, S.A. (17)	Costa Rica

EFX Holdings Ltd. (16)	Mauritius

Equifax Americas B.V. (8)	The Netherlands

Equifax Acquisition Holdings LLC (26)	Georgia

Equifax Ecuador C.A. Buró de Información Crediticia(19)	Ecuador

Equifax Canada Co. (18)	Nova Scotia

Equifax Canadian Holdings Co. (26)	Nova Scotia

Equifax Commercial Services Ltd. (4)	Ireland

Equifax Consumer Services LLC (15)	Georgia

Equifax Database Services, Inc.	Delaware

Equifax Decision Systems, B.V. (4)	TheNetherlands

Equifax do Brasil Holdings Ltda.(6)(13)	Brazil

Equifax do Brasil Ltda. (12)(13)	Brazil

Equifax Enterprise Services LLC	Georgia

Equifax EUA Limited(23)	United Kingdom

Equifax Europe LLC(26)	Georgia

Equifax Funding LLC	Georgia

Equifax Information Services LLC	Georgia

Equifax Information Services of Puerto Rico, Inc.(15)	Georgia

Equifax Information Technology LLC	Georgia

Equifax Investment (South America) LLC (6)	Georgia

Equifax Luxembourg S.À R.L.	Luxembourg

Equifax Luxembourg (No. 2) S.À R.L. (26)	Luxembourg

Equifax Luxembourg (No. 3) S.À R.L. (14)(21)	Luxembourg

Equifax Luxembourg (No. 4) S.À R.L. (25)	Luxembourg

Equifax Luxembourg (No. 5) S.À R.L. (23)	Luxembourg

Equifax Marketing Solutions LLC (1)	Florida

Equifax Limited (4)	England

Equifax Secure UK Ltd.(1)	United Kingdom

Equifax Software Systems Private Ltd.(22)	India

Equifax South America LLC(17)	Georgia

Equifax Spain Holdings S.L. (3)(26)	Spain

Equifax Special Services LLC(1)	Georgia

Equifax Technologies India Private Limited(22)(16)	India

Equifax Technology Solutions LLC	Georgia

Equifax UK AH Limited(26)	England

Equifax Uruguay S.A. (6)	Uruguay

eThority LLC (2)	South Carolina

IntelliReal LLC	Colorado

Inversiones Equifax de Chile Ltda.(6)	Chile

IXI Corporation	Delaware

Matrix Intelligence, LLC (2)	Delaware

Net Profit, Inc. (2)	South Carolina

Propago S.A. (7)	Chile

Rapid Reporting Verification Company, LLC(2)	Texas

Servicios Equifax Chile Ltda. (7)	Chile

Servicios Integrales de Informacion S.A.(21)	Peru

TALX Confirmation Direct, Inc. (2)	Missouri

TALX Corporation(8)	Missouri

TALX Fastime Services, Inc. (2)	Texas

TALX Tax Credits and Incentives, LLC (2)	Missouri

TALX UCM Services, Inc. (2)	Missouri

The Infocheck Group Ltd. (5)	England

TrustedID, Inc. (15)	Delaware

Verdad Informatica de Costa Rica, S.A.(17)	Costa Rica

Workload Financial Business Consultants Ltd.(4)	United Kingdom

NOTES:

Registrant’s subsidiary Equifax Spain Holdings S.L. owns 85.4% of the stock of Equifax Iberica, S.L. (Spain), which owns 95% of ASNEF/Equifax Servicios de Informacion Sobre Solvencia y Credito S.L. (Spain); 100% of the stock of Equifax Fraude, S.L.; 95% of the stock of Equifax Plus, S.L., and 50% of the stock of Credinformacoes Informacoes de CreditoLda. (Portugal), along with Equifax Decision Systems, B.V. which owns 25%.

Registrant’s subsidiary Equifax South America LLC owns 100% of the stock of Inversiones Equifax de Chile S.A. which owns 100% of the stock of Servicios Equifax Chile Ltda. Equifax South America LLC owns 76.04% of the stock of Equifax Centroamerica, S.A. de C.V. (El Salvador), which owns 100% of the stock of Equifax Honduras, Central de Riesgo Privada, S.A. (Honduras). Equifax South America LLC owns 16% of the stock of Equifax Peru S.A., along with Servicios Equifax Chile Ltda. (Chile) which owns 35%. Equifax Peru S.A. owns 100% of Acelor SAC (Peru), and 100% of Servicios Integrales de Informacion S.A. (Peru).

Registrant’s subsidiary Equifax Spain Holdings S.L. (Spain) owns 79.49% of the stock of Organizacion Veraz, S.A. (Argentina), and together these two entities own 98.9% of Transalud, S.A. (Argentina).

Registrant’s subsidiary Equifax Acquisition Holdings LLC owns 87.7085% of the stock of Grupo Inffinix, S.A. de C.V. (Mexico)(“Grupo”) and all of Grupo’s wholly-owned subsidiaries, as follows: Inffinix Limited (Hong Kong), Inffinix Software, S.L. (Spain); Inffinix Software, S.A. de C.V. (Mexico); Inffinix Administración, S.A. de C.V. (Mexico); Inffinix Assets, S.A. de C.V. (Mexico); Infosistemas Financieros, S.A. de C.V. (Mexico); and Inffinix Software Comercio, Servicios, Importação e Expostação, Ltda. (Brazil);

Registrant’s subsidiary Equifax Americas B.V. (the Netherlands) owns 65% of the stock of Equifax Paraguay S.A. (Paraguay), which owns 99.99% of the stock of Informconf S.A. (Paraguay), along with Equifax Information Services of Puerto Rico Inc., which owns the remaining 0.01% of Informconf S.A. stock.

Registrant’s subsidiary Equifax do Brasil Holdings Ltda. (Brazil) holds 15% of the stock of BOA Vista Servicios S.A. (Brazil), and 9.5% of the stock of Neuroanalítica Participações Ltda. (Brazil), ), which owns 57% of Neurotech Technologica da Informacao S.A. (Brazil).

Registrant’s subsidiary Equifax Decision Systems, B.V. (the Netherlands) owns 50% of Equifax Credit Services LLC (Russia). Equifax Decision Systems, B.V. (the Netherlands), through its wholly-owned subsidiary, EFX Holdings Limited (Mauritius), owns 47.43% of Equifax Credit Information Services Private Limited (India) and 51% of Net Positive Business Analytics Private Limited (India), and its wholly-owned subsidiaries NettPositive Business Intelligence Solutions Pvt. Ltd (India), NettPositive Inc. (New Jersey), and NettPositive Analytics FZD (UAD).

Registrant’s subsidiary Equifax Information Services LLC holds a 33% interest in Opt-Out Services LLC (Delaware), 33% interest in VantageScore Solutions, LLC (Delaware), 33% of New Management Services LLC (Delaware), 25% of Online Data Exchange LLC (Delaware) and 33% of Central Source LLC (Delaware).

(1)Subsidiary of Equifax Information Services LLC

(2)Subsidiary of TALX Corporation

(3)Subsidiary of Equifax Europe LLC

(4)Subsidiary of Equifax EUA Ltd.

(5)Subsidiary of Equifax Limited

(6)Subsidiary of Equifax South America LLC

(7)Subsidiary of Inversiones Equifax de Chile Ltda.

(8)Subsidiary of Equifax Information Services of Puerto Rico, Inc.

(9)–Reserved—

(10)Subsidiary of Equifax Marketing Solutions LLC

(11)–Reserved—

(12)Subsidiary of Equifax do Brasil Holdings Ltda.

(13)Subsidiary of Equifax Investment (South America) LLC

(14)Subsidiary of Equifax Americas B.V.

(15)Subsidiary of Equifax Database Services, Inc.

(16)Subsidiary of Equifax Decision Systems, B.V.

(17)Subsidiary of Equifax Spain Holdings, S.L.

(18)Subsidiary of Equifax Canadian Holdings Co.

(19)Subsidiary of Servicios Equifax Chile Ltda.

(20)–Reserved—

(21)Subsidiary of Equifax Luxembourg (No. 4) S.À R.L.

(22)Subsidiary of EFX Holdings Ltd.

(23)Subsidiary of Equifax Luxembourg (No. 3) S.À R.L.

(24)Subsidiary of Anakam, Inc.

(25)Subsidiary of Equifax Luxembourg S.À R.L.

(26)Subsidiary of Equifax Luxembourg (No. 5) S.À R.L.

(27)–Reserved—

(28)Subsidiary of Equifax Settlement Services Holding LLC

(29)Subsidiary of Equifax Settlement Services LLC